
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements
</LEGEND>
<CIK> 0000832091
<NAME> KRUPP INSURED PLUS III LIMITED PARTNERSHIP

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                       4,818,146
<SECURITIES>                               172,862,139<F1>
<RECEIVABLES>                                1,182,333
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             6,648,947<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             185,511,565
<CURRENT-LIABILITIES>                           13,841
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   185,464,888<F3>
<OTHER-SE>                                      32,836
<TOTAL-LIABILITY-AND-EQUITY>               185,511,565
<SALES>                                              0
<TOTAL-REVENUES>                            12,097,429<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,850,040<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              9,247,389
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          9,247,389
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 9,247,389
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes the following investments: Participating Insured Mortgages ("PIMs")
$139,580,393 & Mortgage-Backed Securities ("MBS") $33,281,746
<F2>Includes the following prepaid qcquisition fees & expenses of $5,032,648 net of accumulated amortization of $6,443,610 and prepaid participating servicing of
$1,616,299 net of accumulated amortization of $2,186,949
<F3>Represents total equity of General Partners & Limited Partners of $(134,664)
and $185,665,224
<F4>Represents interest income on investments in mortgages & cash
<F5>Includes $1,593,436 of amortization related to prepaid fees & expenses
<F6>Net income allocated $277,422 to the General Partners & $8,969,967 to the
Limited Partners.  Average net income per unit of Limited Partners interest is
$.70 on 12,770,261 units outstanding.

